              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                 TCW/DW NORTH AMERICAN GOVERNMENT INCOME TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)

(B) TOTAL RETURN (NO LOAD FUND)

                                                                _
                           |        ______________________ |
FORMULA:                   |       |                       |
                           |  /\ n |         EV            |
                      t  = |    \  |    -------------      |  - 1
                           |     \ |          P            |
                           |      \|                       |
                           |_                             _|

                                       EV
                     TR  =         ----------       - 1
                                       P


                       t = AVERAGE ANNUAL COMPOUND RETURN
                       n = NUMBER OF YEARS
                      EV = ENDING VALUE
                       P = INITIAL INVESTMENT
                      TR = TOTAL RETURN


                                 (B)                               (A)
  $1,000         EV AS OF       TOTAL        NUMBER OF       AVERAGE ANNUAL
INVESTED - P     31-Oct-97    RETURN - TR    YEARS - n    COMPOUND RETURN - t
------------     ---------    -----------    ---------    -------------------

31-Oct-96         $1,078.00       7.80%        1.00              7.80%

31-Oct-92         $1,209.80      20.98%        5.00              3.88%

31-Jul-92         $1,225.30      22.53%        5.25              3.95%


(C)                  GROWTH OF $10,000
(D)                  GROWTH OF $50,000
(E)                  GROWTH OF $100,000

FORMULA:             G= (TR+1)*P
                     G= GROWTH OF INITIAL INVESTMENT
                     P= INITIAL INVESTMENT
                     TR= TOTAL RETURN SINCE INCEPTION


$10,000               TOTAL         (C)   GROWTH OF           (D)   GROWTH OF          (E)   GROWTH OF
INVESTED - P       RETURN - TR   $10,000 INVESTMENT - G    $50,000 INVESTMENT - G  $100,000 INVESTMENT - G
------------       -----------   ----------------------    ----------------------  -----------------------
31-Jul-92              22.53              $12,253                   $61,265                 $122,530